EXHIBIT 10.17





                                                     June 30, 2005



Ladenburg Thalmann & Co. Inc.
590 Madison Avenue
34th Floor
New York, New York 10022

       Re:    Manhattan Maritime Enterprises, Inc.
              ------------------------------------

Gentlemen:

       This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Manhattan Maritime Enterprises, Inc. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Ladenburg Thalmann & Co. Inc. ("Ladenburg") informs the Company of its decision to allow earlier separate trading.

       The undersigned agrees that this letter agreement (which may be evidenced by original or facsimile counterpart signatures hereto) constitutes an irrevocable order for Ladenburg or an independent broker/dealer designated by Ladenburg (in either case, the "Broker") to purchase for the undersigned's account within the six-month period commencing on the date separate trading of the Warrants commences ("Separation Date") up to $ of Warrants at market prices not to exceed $0.70 per Warrant ("Maximum Warrant Purchase"). The undersigned may notify the Broker that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to the Broker by the undersigned (a "Designee")) who (or which) has an account with the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment. The Broker agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the six-month period commencing on the Separation Date (such period is hereinafter referred to as the "Purchase Period"). Ladenburg further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

       This letter is one of several similar letters (the "Other Letters") with ____________, ____________, ____________, ____________, and (collectively, the

"Other Founders") obligating the Other Founders to similarly purchase Warrants. The Broker agrees that at any time it purchases Warrants under this letter or under any of the Other Letters, it will use reasonable commercial efforts to purchase Warrants for the account of the undersigned, or his affiliate or Designee, and the Other Founders, pro rata, on the basis of the Maximum Warrant Purchase set forth herein and in each of the Other Letters.

       The Broker will promptly notify the undersigned of any purchase of Warrants hereunder and under the Other Letters so that the undersigned can comply with applicable reporting requirements on a timely basis.

       The undersigned agrees that he, or his affiliate or Designee, shall not sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Ladenburg, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                                     Very truly yours,




                                                     [                 ]



ACKNOWLEDGED AND AGREED:

Ladenburg Thalmann & Co. Inc.



By:  _________________________________